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                                                                     EXHIBIT 8.2

                               [WSGR Letterhead]

                                  May 23, 2000




E-TEK Dynamics, Inc.
1865 Lundy Avenue
San Jose, CA 95131

     RE: MERGER AMONG JDS UNIPHASE CORPORATION, A DELAWARE CORPORATION ("JDS UNIPHASE"), RAINBOW ACQUISITION, INC., A DELAWARE CORPORATION ("MERGER SUB"), AND E-TEK DYNAMICS, INC. ("E-TEK"), A DELAWARE CORPORATION

Ladies and Gentlemen:

     We have acted as counsel to E-TEK, a Delaware corporation, in connection with the proposed merger (the "Merger") of JDS Uniphase's wholly-owned transitory merger subsidiary, Merger Sub, with and into E-TEK pursuant to an Agreement and Plan of Reorganization and Merger dated as of January 17, 2000 (the "Merger Agreement"). The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of JDS Uniphase which includes the Proxy Statement/Prospectus of JDS Uniphase and E-TEK (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Proxy Statement/Prospectus.

     In connection with this opinion, we have examined and are familiar with the Merger Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Merger will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Merger Agreement, (ii) the truth and accuracy of the representations and warranties made by JDS Uniphase, E-TEK and Merger Sub in the Merger Agreement, (iii) the truth and accuracy of the certificates of representations to be provided to us by JDS Uniphase, E-TEK and Merger Sub and (iv) the adoption of a Certificate of Designations of the Special Voting Preferred Stock by E-TEK and the taking of any other actions necessary to grant voting rights in E-TEK to the exchangeable Class A Shares of Lundy Technology Co.

     Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place which could affect the United States Federal income tax considerations of the Merger or that contrary positions may not be taken by the Internal Revenue Service.

     Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption "Material U.S. Federal Income Tax Considerations of the Merger," subject to the limitations and qualifications described therein, sets forth the material United States Federal income tax considerations generally applicable to the Merger.
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     This opinion is furnished to you solely for use in connection with the
Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax considerations of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,



                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation